EXHIBIT 99.1
GeneLink Receives Official Notice Regarding
International Patent for Skin Health Assessment
Orlando, Florida — August 13, 2009 — GeneLink, Inc. (OTCBB: GNLK.OB), a leading consumer genomics biotech company, announced today that it has received official notice from the Australian Patent Office that the patent claims set forth in its application for “Kits and Methods for Assessing Skin Health” (Australian Application No. 2003275038) are in condition for allowance. This is the fourth patent to be granted from a family of applications filed by GeneLink in the U.S. and abroad.
A substantially similar patent issued in the United States (No. 7,211,383) in favor of GeneLink for this invention, which is a “first of its kind” skin-health assessment that identifies variations in key genes related to oxidative stress, skin aging, wrinkling and overall skin health; it is designed specifically measure important gene SNPs associated with collagen breakdown, photo-aging, oxidative stress, skin irritation and an individual’s ability to tolerate environmental pollutants. This breakthrough genetic assessment provides information that forms the foundation for the first and only scientifically proven customized skin care products genetically matched to an individual’s DNA.
GeneLink’s proprietary DNA assessment for oxidative stress is used to genetically predict an individual’s risk for a variety of age-associated conditions. Oxidative Stress occurs when there is an accumulation of destructive molecules called free radicals that damage the integrity of the cells by destroying proteins and DNA. A large body of scientific knowledge regarding oxidative stress suggests that degenerative diseases associative with aging may be attributed to the effects of these free radicals on the body’s cells.
“The grant of this Australian patent further confirms GeneLink’s confidence in our science and its international significance,” said Monte Taylor, Jr., GeneLink’s CEO. Mr. Taylor continued:

“The successful launch of GeneWize here in the U.S. will help fuel the global impact of GeneLink’s vision: making customized personal consumer healthcare available worldwide.”
About GeneLink, Inc.:
GeneLink is a 15-year old leading biosciences company specializing in consumer genomics. GeneLink’s patented and patent pending technologies include proprietary genetic assessments linked to personalized health, beauty and wellness applications. Its DNA assessments provide information that enables the customization of nutritional products, skincare products and health maintenance regimens designed to fulfill individual consumer needs. For more information visit www.genelinkbio.com
About GeneWize Life Sciences, Inc.:
GeneWize is the first direct selling industry company to focus on providing individually customized nutritional and skin care formulations based on a consumer’s personal DNA assessment. The company’s mission is to empower individuals to take personal responsibility and control of their health.
Every LifeMap Me™ custom nutritional formula and LifeMap Me™ custom skin care formula is “made exclusively” for each customer. This is a revolutionary new scientific approach to delivering products that truly address individual needs. GeneWize is committed to innovating and manufacturing the highest quality, scientifically proven health, beauty and wellness products. For more information on GeneWize, please visit: www.genewize.com
This release contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. With the exception of historical information contained herein, the matters discussed in the press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement. GeneLink disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

GeneLink/GeneWize Contact:	GeneLink Investor Relations Contact:
Monte Taylor, CEO	Tel: 407-772-7164
Tel: 800-558-4363	Email: IR@genelinkbio.com